SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, DC  20549


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE


                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT:         December 28, 1994





                               C. R. Bard, Inc.
                         (EXACT NAME OF REGISTRANT AS
                           SPECIFIED IN ITS CHARTER)




  New Jersey                    1-6926                   22-1454160
  (STATE OF             COMMISSION FILE NUMBER          IRS EMPLOYER
INCORPORATION)                                       IDENTIFICATION NO.




                  730 Central Avenue, Murray Hill, New Jersey
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)




                                     07974
                                  (ZIP CODE)




                                (908) 277-8000
                        (REGISTRANT'S TELEPHONE NUMBER)

Item 5.     Other Events

      In a news release dated December 28, 1994, C. R. Bard, Inc. announced that it plans to take an after-tax charge to 1994 fourth quarter earnings of $16.9 million or 33 cents per share for the settlement of a lawsuit and for legal and related
expenses.   The  news  release,  issued  by  the  Company  on
December 28, 1994, is incorporated herein be reference, and is attached hereto as Exhibit 1.


                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    C. R. BARD, INC.
                                    (Registrant)



                                    By:  William C. Bopp/s/
                                         William C. Bopp
                                         Senior Vice President
                                         and Chief Financial Officer


Dated:      December 29, 1994

Exhibit 1                                      C. R. Bard, Inc.
                                               730 Central Avenue
                                               Murray Hill, NJ  07974

News Release

Contact:    E. L. Parker
            Vice President and Treasurer
            (908) 277-8059




BARD SETTLES LAWSUIT - TO TAKE FOURTH QUARTER CHARGE




MURRAY HILL, NJ - December 28, 1994 - C. R. Bard, Inc. (NYSE-BCR) announced today that it plans to take an after-tax charge to 1994 fourth quarter earnings of $16.9 million or 33 cents per share for the settlement of a lawsuit and for legal and related expenses.

The special charge will cover the settlement of a 1992 lawsuit by the inventor of an atherectomy device which Bard is developing.
The charge will also include a provision for the anticipated future legal costs associated with the ongoing criminal prosecution of the six individuals indicted as a result of the Justice Department's prior investigation into Bard's USCI division, and for other costs related to the USCI's division. On October 14, 1993, the Company entered into a plea agreement resolving its portion of this matter, but the trial of the individuals has not yet been scheduled.

Bard reported earnings of $68.9 million or $1.33 per share for the nine months ended September 30, 1994. The Company expects to report its fourth quarter and full year 1994 results on January 26, 1995.

C. R. Bard, Inc., headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of health care products.
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